UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 17, 2014 (September 16, 2014)

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54907	46-0966343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street
Suite 1100
San Francisco, CA 94105
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(415) 494-7850

                              N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 16, 2014 (“Effective Date”), Accurexa, Inc. (“Company”) entered into an exclusive license agreement (“UCSF License”) with the Regents of the University of California acting through its Office of Innovation, Technology, and Alliances, University of California San Francisco (“UCSF”) in regards to the exclusive licensing of a medical stereotactic device for the delivery of therapeutics to the human brain, characterized as “Microinjection Brain Catheter” ("Invention"). The invention was made in the course of research at UCSF by Drs. Daniel A. Lim, Matthew Silvestrini, and Tejal A. Desai, (collectively, the “Inventors”) and claimed in U.S. Patent Application No. PCT/US2013/052301, Microinjection Catheter; UC Case No. SF2012-063 (“Patent Rights”). The Invention was developed under funding from the California Institute for Regenerative Medicine ("CIRM") and sponsored in part by the National Institutes of Health. The UCSF License remains in effect from the Effective Date until expiration or abandonment of the Patent Rights.

Under the UCSF License, the Company is obligated to develop, manufacture, market and sell the invention, and has been granted the right to sublicense to third parties. Specifically, the UCSF License requires the Company to: (i) market the Invention for research use within three (3) months from the Effective Date; (ii) sell the Invention for research use within 12 months of the Effective Date; (iii) file and finalize any necessary regulatory documentation for FDA 510(k) approval within 6 months after the 510(k) application has been filed; (iv) market the Invention for clinical use within 6 months of receiving market approval from FDA or equivalent foreign regulatory agency; (v) sell the Invention for clinical use within 12  months of receiving market approval from FDA or equivalent foreign regulatory agency; (vi) within 1 year of the Effective Date, raise at least $750,000 in funding or revenue; (vii) market the Invention in the United States within 6 months of receiving approval from the FDA; and (viii) use commercially reasonable efforts to fill the market demand for the Invention following commencement of marketing. The Company is also required to pay UCSF 35% of its net sales or any sublicense royalty as defined therein, and a non-refundable license issue fee of $50,000.  For a full description of further payment obligations and the UCSF License itself, the license agreement is filed and can be reviewed as an exhibit hereto.

In connection with entering into the UCSF License, the Company purchased a prototype from a contract manufacturer in exchange for 2,150,000 shares of the Company’s common stock.  These shares were issued pursuant to Regulation D under the Securities Act of 1933, as amended, were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and bear an appropriate restrictive legend.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 Exclusive License Agreement with the Regents of the University of California, dated as of September 16, 2014.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA, INC.

Dated: September 17, 2014	By: /s/ George Yu
Name: George Yu
Title: President & CEO